AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of May 13, 1999, by and among eCom eCom.com, Inc., a corporation duly incorporated and existing under the laws of the State of Florida (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz").

                                  RECITALS:

     WHEREAS, pursuant to the Company's offering ("Offering") of up to Thirty Million Dollars ($30,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement dated on or about May 13 (the "Investment Agreement") between the Company and Swartz, the Company has agreed to sell and Swartz has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Thirty Million Dollars ($30,000,000);

     WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed to issue to the Subscriber, from time to time, Commitment Warrants and Purchase Warrants, each as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance (collectively, the "Warrants");

     WHEREAS, pursuant to the terms of the that certain Registration Rights Agreement dated on or about May 13 (the "Registration Rights Agreement"), the Company has agreed to provide the Subscriber with certain registration rights with respect to the Common Stock to be issued in the Offering and the Common Stock issuable upon exercise of the Subscriber Warrants as set forth in this Registration Rights Agreement; and

     WHEREAS, pursuant to the terms of the Warrants, the Warrants are exercisable in cashless exercise transactions ("Cashless Exercise") under certain circumstances.

                                  TERMS:

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement (including the Recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined):

         "Cashless Exercise" and "Cash Exercise" shall have the meaning set forth in the Warrants.

         "Common Stock" shall mean the common stock, par value $0.01, of the Company.


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         "Due Date" shall have the meaning set forth in the Registration
Rights Agreement.

         "Investment Agreement" shall have the meaning set forth in the Recitals hereto.

         "Major Transaction" shall have the meaning set forth in the Investment Agreement.

         "Registration Rights Agreement" shall have the meaning set forth in the Recitals hereto.

         "Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

         "Warrants" shall have the meaning set forth in the above Recitals.

         "Warrant Shares" shall mean shares of Common Stock issuable upon exercise of any Warrant.

     2. Limitations on Cashless Exercise. Swartz agrees that the Warrants shall not be exercisable in a Cashless Exercise transaction prior to the Due Date, provided, however, that, notwithstanding the above, if the Company enters into a Major Transaction, the Warrants shall be exercisable in a Cashless Exercise (or Cash Exercise) anytime thereafter.

     3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 13th day of May, 1999.

                                           SUBSCRIBER:
eCom eCom.com, Inc.                        SWARTZ PRIVATE EQUITY, LLC



By: /s/  David Panaia                      By: /s/ Eric S. Swartz
     David Panaia, CEO                          Eric S. Swartz, Manager


Address: eCom eCom,com, Inc.
Attn: David Panaia, Chief Executive        1080 Holcomb Bridge Road
      Officer                              Bldg. 200, Suite 285
8125 Monetary Drive, Suite H4              Roswell, GA 30076
Riviera Beach, FL 33404                    Telephone: (770) 640-8130
Telephone (561) 622-4395, ext. 104         Facsimile: (770) 640-7150
Facsimile (561) 841-7422



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